Exhibit 99.1

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039
News Release

Celanese Corporation Announces Pricing of Senior Notes Offering

DALLAS (December 4, 2017) - Celanese Corporation (NYSE:CE), a global technology and specialty materials company (the “Company”), today announced that its wholly owned subsidiary, Celanese US Holdings LLC (the “Issuer”), priced a public offering of €300 million aggregate principal amount of 1.25% Senior Notes due 2025 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by the Company and, initially, certain of the Issuer’s U.S. subsidiaries.
The Company intends to use the net proceeds of the offering for a voluntary contribution to fully fund its qualified U.S. pension plans. Any excess proceeds would be used for general corporate purposes.
The Notes are being offered pursuant to the Company’s existing shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). A prospectus supplement, together with the accompanying prospectus, describing the terms of the offering will be filed with the SEC. Before investing, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the Issuer will file with the SEC for more complete information about the Issuer and the Notes offering.
These documents may be obtained for free by visiting EDGAR on the SEC website at http://www.sec.gov.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

About Celanese
Celanese Corporation is a global technology leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. Our two complementary business cores, Acetyl Chain and Materials Solutions, use the full breadth of Celanese’s global chemistry, technology and business expertise to create value for our customers and the corporation. As we partner with our customers to solve their most critical business needs, we strive to make a positive impact on our communities and the world through The Celanese Foundation. Based in Dallas, Celanese employs approximately 7,500 employees worldwide and had 2016 net sales of $5.4 billion. For more information about Celanese and our product offerings, visit www.celanese.com or our blog at www.celaneseblog.com.
All registered trademarks are owned by Celanese International Corporation or its affiliates.

Celanese Contacts:

Investor Relations	Media Relations - Global	Media Relations Asia (Shanghai)	Media Relations Europe (Germany)
Surabhi Varshney	W. Travis Jacobsen	Helen Zhang	Jens Kurth
+1 972 443 3078	+1 972 443 3750	+86 21 3861 9279	+49(0)69 45009 1574
surabhi.varshney@celanese.com	william.jacobsen@celanese.com	lan.zhang@celanese.com	j.kurth@celanese.com

Forward-Looking Statements
This release may contain "forward-looking statements," which include information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained herein. These risks and uncertainties and various other factors are discussed from time to time in the Company's periodic filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.